EXHIBIT 10.51

AMENDMENT NO. 2

TO

PROMISSORY NOTE

This Amendment No. 2 to Promissory Note (this “Amendment”), dated as of November 17, 2016 (the “Effective Date”), is entered into by and between Surepure, Inc., a Nevada corporation (the “Company”), and SBI Investments LLC, 2014-1, a statutory series of Delaware limited liability company (the “Holder”).

RECITALS

WHEREAS, the Company issued to the Holder that certain Promissory Note in the principal amount of $330,000.00, dated February 11, 2016 (the “Original Note”);

WHEREAS, on August 1, 2016 the Company and the Holder entered into an Amendment No. 1 to the Original Note (together with the Original Note, the “Amended Note”);

WHEREAS, the maturity date of the Amended Note, October 11, 2016, has occurred without full satisfaction of the Amended Note being delivered by the Company;

WHEREAS, Section 4.3 of the Amended Note provides that the Amended Note and any provision therein may be amended by an instrument in writing signed by the Company and the Holder;

WHEREAS, the Company and the Holder desire to further amend the Amended Note to extend its maturity date and as otherwise provided herein; and

WHEREAS, in connection with this Amendment, the parties are also entering into that certain Amendment No. 2 Fee Letter (the “Fee Letter”).

NOW THEREFORE, in consideration of the mutual promises contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.	Capitalized Terms. Except as may be expressly provided herein, all capitalized terms used herein shall have the meanings assigned to them in the Amended Note.

2.	Amendment to Maturity Date. The parties desire to extend the Maturity Date of the Amended Note from October 11, 2016 to January 11, 2017, and as such, the first paragraph of the Amended Note is hereby amended and restated and shall read in its entirety as follows:

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FOR VALUE RECEIVED, SUREPURE, INC., a Nevada corporation (hereinafter called the “Borrower”), as of February 11, 2016 (the “Issue Date”), hereby promises to pay to the order SBI INVESTMENTS LLC, 2014-1, a statutory series of Delaware limited liability corporation, or its registered assigns (the “Holder”) the sum of US$330,000.00, subject to any adjustments set forth in Section 1.9 herein, together with any interest as set forth herein, on or before January 11, 2017 (the “Maturity Date”). This Note may not be prepaid in whole or in part except as otherwise explicitly set forth herein. Any amount of principal which is not paid when due shall bear interest at the rate of twenty-two percent (22%) per annum from the due date thereof until the same is paid (“Default Interest”). All payments due hereunder (to the extent not converted into common stock, $0.001 par value per share (the “Common Stock”) in accordance with the terms hereof) shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day. As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed.

3.	Amendment to Section 1.2. The parties desire to change the Variable Conversion Price set forth in the Amended Note, and as such, Section 1.2(a) of the Amended Note is hereby amended and shall read in its entirety as follows:

(a) Calculation of Conversion Price. The conversion price (the “Conversion Price”) shall equal the Variable Conversion Price (as defined herein) (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The “Variable Conversion Price” shall mean 52.5% multiplied by the Market Price (as defined herein) (representing a discount rate of 47.5%). “Market Price” means the average of the lowest three VWAPs (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company. “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTC, or on the principal securities exchange or other securities market on which the Common Stock is then being traded. “Trading Market” means the Nasdaq Capital Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market, or the OTC Markets.

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4.	Amendment to Section 1.9. The parties desire to change the repayment schedule set forth in the Amended Note, and as such, Section 1.9 of the Amended Note is hereby amended and restated and shall read in its entirety as follows:

1.1       1.9 (a) Repayment of Principal Amount. The principal amount of this Note, initially US$330,000.00, may be prepaid at any time and shall be subject to the following upward adjustments, subject to the payment period upon which the date all amounts hereunder are paid in full by the Borrower occurs, as follows:

Date of Note Satisfaction	Principal Amount of this Note
0 to 90 days after the Issue Date	$330,000.00
91 to 120 days after the Issue Date	$340,000.00
121 to 150 days after the Issue Date	$350,000.00
151 days to the 180 days after the Issue Date	$360,000.00
181 days to 210 days after the Issue Date	$375,000.00
210 days after the Issue Date and thereafter	$390,000.00

5.	Conforming Changes. All provisions in the Amended Note and any amendments, attachments, schedules or exhibits thereto in conflict with this Amendment shall be and hereby are changed to conform to this Amendment.

6.	Full Force and Effect.

a.	The amendment to the Maturity Date set forth in Section 2 of this Amendment shall not become effective until, and expressly shall become effective upon, the Company’s satisfaction of the “Structuring Fee” terms set forth in the Fee Letter.

b.	The remainder of the Amended Note is not amended hereby and shall remain in full force and effect, except as otherwise set forth in this Amendment. The parties hereby ratify and confirm the terms and conditions of the Amended Note, as supplemented and amended by this Amendment.

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7.	Conversion. Within ten (10) calendar days of the effectiveness of this Amendment, as determined according to Section 6(a) above, the Holder shall submit a conversion notice to the Company and/or its transfer agent to affect the conversion into Common Stock of $90,000.00 of the principal amount owed and outstanding under the Amended Note at such time.

8.	Recitals. The Recitals above are true and correct and are hereby incorporated by reference.

9.	Counterparts. This Amendment may be executed in counterparts (including by means of facsimile or electronic transmission), each of which shall be deemed an original but all of which, when taken together, will constitute one and the same agreement.

IN WITNESS WHEREOF, the Company and the Holder have made and executed this Amendment effective as of the Effective Date.

COMPANY:			HOLDER:

SUREPURE, INC.			SBI INVESTMENTS LLC, 2014-1

By:	/s/ Stephen M. Robinson	By:	/s/ Peter Wisniewski

Name:	Stephen M. Robinson	Name:	Peter Wisniewski

Title:	Chief Financial Officer	Title:	Manager

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